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                                                                Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 21, 2000, except as to the information presented in Note V, which is as of December 14, 2000 relating to the financial statements and financial statement schedule, which appears in PRI Automation, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts
May 3, 2001